                             Lake Marriott Business Park
                               Santa Clara, California
                                   ("the Project")

                                   FIRST AMENDMENT
                                 Date:  June 10, 1997

    LANDLORD:    Beacon Properties, L.P., successor-in-interest to WRC
                 Properties, Inc.

    TENANT:      Silicon Valley Bank, a California banking corporation

    LEASE EXECUTION DATE:
                 March 8, 1995

    EXISTING PREMISES:
                 The entirety of the building now known as and numbered 3003 Tasman Drive, Santa Clara, California. The Existing Premises consist of two floors and contain approximately 100,729 rentable square feet. The Existing Premises are shown on Exhibit A to the Lease.

    TERMINATION DATE:
                 May 31, 2005

    PREVIOUS LEASE AMENDMENTS:
                 None

    ADDITIONAL PREMISES:
                 The entirety of the two-story Building in the Project, known as 3001 Tasman Drive. The Additional Premises contain approximately 56,448 rentable square feet and are substantially as shown on Exhibit A, First Amendment, Sheets 1 and 2.

    WHEREAS, Tenant desires to lease additional premises in the Project, to wit, the Additional Premises;

    WHEREAS, Landlord is willing to lease the Additional Premises to Tenant on the terms and conditions hereinafter set forth;

    NOW THEREFORE, the above-referenced lease ("Lease") is hereby amended as follows:


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    1.   DEMISE OF ADDITIONAL PREMISES

    Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from the Landlord, the Additional Premises for a term commencing as of the Commencement Date in respect of the Additional Premises, as hereinafter defined. Said demise of the Additional Premises shall be upon the terms and conditions set forth in this First Amendment and upon all of the terms and conditions of the Lease applicable to the Existing Premises (including, without limitation, Tenant's extension options pursuant to Paragraph 40 of the Lease, which shall apply to the Existing Premises together with the Additional Premises) to the extent not inconsistent with the provisions of this First Amendment.

    2. COMMENCEMENT DATE IN RESPECT OF THE ADDITIONAL PREMISES; TENANT'S TERMINATION RIGHT

    A. The Commencement Date in respect of the Additional Premises shall be the later of: (x) December 1, 1997, or (y) the date that the present tenant ("Present Tenant") of the Additional Premises vacates the Additional Premises.

    B. Notwithstanding anything to the contrary herein contained, if, for any reason the Commencement Date has not occurred on or before May 1, 1998, then Tenant shall have the right to cancel this First Amendment as follows. Tenant may exercise its cancellation right under this Subparagraph B by giving Landlord written notice ("Cancellation Notice") at any time after May 1, 1998, but on or before the occurrence of the Commencement Date. If the Commencement Date does not occur on or before the date thirty (30) days after Landlord receives the Cancellation Notice, then this First Amendment shall be void and without further force or effect and neither party shall have any further obligation to the other party with respect to this First Amendment. If the Commencement Date does occur on or before the date thirty (30) days after Landlord receives the Cancellation Notice, then Tenant shall have no right to cancel this First Amendment.

    C. Landlord hereby agrees that if the Present Tenant holds over in the Additional Premises after November 30, 1997:

         (i) Landlord shall take all reasonable measures (including, without limitation, promptly commencing and diligently prosecuting summary proceedings) to recover possession of the Additional Premises as promptly as possible; and

         (ii) Landlord shall pay to Tenant the amount of Premium Hold-Over Rent, as hereinafter defined, which Landlord actually receives from the Present Tenant on account of the occupancy of the Additional Premises by the Present Tenant after November 30, 1997, after first deducting any costs incurred by Landlord (including, attorneys fees) which are not otherwise paid or reimbursed by Present Tenant in collecting such Premium Hold-Over Rent. Tenant shall have no right to receive any


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Premium Hold-Over Rent unless and until Landlord has been fully paid for all other amounts due from the Present Tenant on account of its occupancy of the Additional Premises (including, without limitation, all rental due in respect of the period prior to November 30, 1997 and the Base Hold-Over Rent, as hereinafter defined).

    D. Landlord represents to Tenant that, pursuant to Landlord's lease with the Prior Tenant, if the Prior Tenant holds over in the Additional Premises after November 30, 1997, the Prior Tenant is required to pay to Landlord a hold over charge in the amount of one hundred twenty-five (125%) percent of the amount of base rent which was payable by the Prior Tenant immediately preceding November 30, 1997. Landlord represents to Tenant that said hold over charge is equal to the monthly base rent payable by the Prior Tenant immediately preceding November 30, 1997 in the amount of approximately $80,600.00 (which amount is referred to herein as "Base Hold-Over Rent") plus a monthly premium charge in the amount of approximately $20,150.00 (which charge is referred to herein as "Premium Hold-Over Rent").

    3.   RENT COMMENCEMENT DATE IN RESPECT OF THE ADDITIONAL PREMISES

    A. Tenant's obligation to pay net Monthly Rent and other charges due under the Lease in respect of the Additional Premises shall not commence to accrue until the date ("Rent Commencement Date") which is the earliest to occur of the following dates: (i) the date that Tenant substantially completes Tenant's Additional Premises Work, as hereinafter defined, (ii) the date that Tenant first commences to use the Additional Premises, or any portion thereof, for business purposes, or (ii) the Outside Date, as hereinafter defined.

    B. The "Outside Date" shall be defined as one hundred twenty (120) days after the Commencement Date, provided however, that in the event of any Landlord Delay, as hereinafter defined, the Outside Date shall be extended the length of time that Tenant is in fact delayed in the performance of Tenant's Additional Premises Work by reason of such Landlord Delay.

    C. For the purposes hereof, a "Landlord Delay" shall be defined as: (i) any act by Landlord taken without justification pursuant to the Lease, or
(ii) the failure of performance by Landlord of any obligation under the Lease within the time period in which Landlord is required, under the Lease, to act, to the extent that such failure is not justified under the Lease.
Except (if applicable) with respect to the removal of the Prior Tenant Fixtures in the circumstances set forth in Paragraph 5.B(ii) of this First Amendment, no event shall be considered to be a Landlord Delay unless: (iv) Landlord has received written notice ("Delay Notice") from Tenant advising Landlord of such Event and of the fact that such Event may cause a Landlord Delay, and (v) Landlord fails to eliminate such cause for delay on or before the date five (5) business days after Landlord receives the Delay Notice. Tenant agrees to use reasonable efforts to mitigate the impact of any Landlord Delay, provided however, that this sentence shall not be

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construed to impose on Tenant the obligation to engage extra work crews, or pay overtime, or otherwise incur any extraordinary cost in order to expedite Tenant's build-out, unless Landlord agrees in writing to pay for the cost of such measures.

    D. When the actual Commencement Date in respect of the Additional Premises and Rent Commencement Date are determined, the parties shall execute a Commencement Date Memorandum setting forth such dates, substantially in the form attached to the Lease as Exhibit E.

    4.   NET MONTHLY RENT PAYABLE IN RESPECT OF THE ADDITIONAL PREMISES

    A. The Net Monthly Rent payable in respect of the Additional Premises shall be as follows:

            LEASE YEAR                       NET MONTHLY RENT

                  1                              $85,800.96
                  2                              $89,233.00
                  3                              $92,802.32
                  4                              $96,514.41
                  5                             $100,374.99
                  6                             $104,389.99
                  7                             $108,565.58
                  8                             $112,908.21

    B. For the purposes of this First Amendment, "Lease Year" shall be defined as any twelve month period during the term of the Lease in respect of the Additional Premises commencing as of the Rent Commencement Date, or as of any anniversary of the Rent Commencement Date.

    C. The net Monthly Rent in respect of the Additional Premises shall be subject to adjustment as provided in Paragraph 7 of this First Amendment. Additionally, Tenant shall pay, together with the net Monthly Rent in respect of the Additional Premises, the estimated monthly Building Maintenance Expenses in respect of the Additional Premises, and Tenant's Percentage in respect of the Additional Premises of the estimated monthly Common Area Expenses, as adjusted from time to time hereunder, and a management fee not to exceed two (2.0%) percent of the net Monthly Rent payable in respect of the Additional Premises.

    D. Tenant shall, on the Rent Commencement Date, pay to Landlord the following amounts to be applied toward the Rent due in respect of the Additional Premises for the first month of the first Lease Year:

         Monthly Rent (net)                      $85,800.96


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         Building Maintenance Expenses
         and Tenant's Percentage of
         Common Area Expenses                    $14,489.00
         --------------------------------------------------
         Total                                  $100,289.96

    5.   CONDITION OF ADDITIONAL PREMISES; REMOVAL OF PRIOR TENANT FIXTURES

    A. Except as provided in Paragraphs 5.B and 5.C of this First Amendment and except for the Landlord agreements as set forth in Paragraphs 11 and 12 of this First Amendment, Tenant shall take the Additional Premises "as-is", in the condition in which the Additional Premises are in as of the Commencement Date in respect of the Additional Premises, without any obligation on the part of the Landlord to prepare or construct the Additional Premises for Tenant's occupancy, and without any representation or warranty by Landlord as to the condition of the Additional Premises. Without limiting the foregoing, the following provisions of the Lease shall have no applicability to the Additional Premises:

    -    The first two sentences of Paragraph 10
    -    Paragraph 11.B(ii)
    -    Paragraph 7 of Exhibit D
    -    Exhibit F

    B. Reference is made to the facts that: (i) the prior tenant of the Additional Premises ("ACS") has installed certain fixtures in the Additional Premises, referred to herein as the "Prior Tenant Fixtures" and described in this Paragraph 5.B, and (ii) ACS is required, pursuant to its lease with Landlord, to remove the Prior Tenant Fixtures from the Additional Premises on or before the expiration of the term of its lease with Landlord. The following provisions of this Paragraph 5.B are intended to deal with the possibility that ACS may not remove the Prior Tenant Fixtures from the Additional Premises on a timely basis.

         (i) The "Prior Tenant Fixtures" are defined as the following items presently located in the Additional Premises:

         -    Raised computer room flooring on the first floor;
         -    Computer room Leibert units and condensers;
         -    UPS and batteries;
         - Computer room fire protection equipment, including halon system and permanent water leak detection panel;
         -    Back-up generator (located exterior to the Additional Premises).


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         (ii) If, on or before November 30, 1997, the Prior Tenant fails to remove the Prior Tenant Fixtures from the Additional Premises and to repair any damage to the concrete slab floor, the exterior doors (including, without limitation, any roll-up doors), and/or exterior door frames caused by the removal of the Prior Tenant Fixtures from the Additional Premises (such removal and repair obligations being collectively referred to herein as the "Removal Obligations"), then: (x) Landlord shall, at no cost to Tenant, perform the Removal Obligations, and (y) if the Removal Obligations are not completed on or before December 7, 1997, such failure shall, without the requirement of any notice from Tenant, be considered to be a Landlord Delay (provided however, that no period of time prior to December 7, 1997 when the Removal Obligations are not completed shall be considered to be a Landlord Delay).

    C. Landlord and Tenant shall work together to determine a mutually agreeable solution as to where to place or retain the existing trash enclosures located between the Additional Premises and the Existing Premises. If requested by Tenant, Landlord will remove, at its sole cost and expense, the existing auxiliary structure which currently houses the back-up generator and replace it with landscaping to match the balance of the Project.

    6.   TENANT IMPROVEMENT ALLOWANCE

    A. Landlord shall provide the following allowances to Tenant (referred to collectively herein as the "Tenant Improvement Allowance with respect to the Additional Premises"):

         (i) An allowance ("Initial Allowance") for the planning and construction of the Additional Premises of up to One Million Two Hundred Forty-One Thousand Eight Hundred Fifty-Six ($1,241,856.00) Dollars (the "Maximum Initial Allowance"); and

         (ii) If Tenant uses all of the Initial Additional Premises Allowance, Landlord shall, at Tenant's election, provide an additional allowance ("Additional Allowance") for the planning and construction of the Additional Premises of up to Five Hundred Sixty-Four Thousand Four Hundred Eighty ($564,480.00) Dollars ("Maximum Additional Allowance").

    B. The provisions of Paragraph 4 of Exhibit D shall apply to the Tenant Improvement Allowance with respect to the Additional Premises. Without limiting the foregoing, a construction management fee in the amount of one (1%) percent of the amount of the Tenant Improvement Allowance with the respect to the Additional Premises actually disbursed by Landlord shall be payable to Landlord's managing agent and may be deducted by Landlord from the Tenant Improvement Allowance with respect to the Additional Premises to permit Landlord to make direct payment of such fee to Landlord's managing agent. For example, if Tenant uses all of the Initial Allowance, but

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no portion of the Additional Allowance, then the construction management fee shall be $12,418.56.

    C. Tenant shall have no right to use any unused portion of the Tenant Improvement Allowance with respect to the Additional Premises.

    D. Provided that and so long as the Lease is in full force and effect at the time that Tenant submits any requisition on account of Tenant Improvement Allowance with respect to the Additional Premises, Landlord shall pay the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord.

    E. For the purposes hereof, a "requisition" shall mean written documentation (including, without limitation, invoices from Tenant's contractor, written conditional lien waivers [provided however, that Tenant shall not be required to provide lien waivers from any subcontractor who is being paid less than $25,000 on account of the work which is being requisitioned] and such other documentation as Landlord's mortgagee may reasonably request) showing in reasonable detail the costs of the improvements installed to date in the Additional Premises, accompanied by certifications from Tenant, Tenant's architect, or Tenant's contractor that the work performed to date has been performed, in all material respects, in accordance with applicable laws and in accordance with Tenant's approved plans, and that the amount of the requisition in question does not exceed the amount of the work covered by such requisition. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant's books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly.

    F.   Notwithstanding anything to the contrary herein contained:

         (i) Landlord shall have no obligation to advance funds on account of Tenant Improvement Allowance with respect to the Additional Premises unless and until Landlord has received the requisition in question, together with the certifications required by Subparagraph E hereof, certifying that the work shown on the requisition has been performed, in all material respects, in accordance with applicable law and in accordance with Tenant's plans.

         (ii) Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right to have Tenant Improvement Allowance with respect to the Additional Premises paid to both Tenant and Tenant's contractor(s) and vendor(s) jointly.

         (iii) Tenant shall not be entitled to any portion of the Tenant Improvement Allowance with respect to the Additional Premises, and Landlord shall

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have no obligation to pay Tenant Improvement Allowance with respect to the
Additional Premises in respect of any requisition submitted after December 31, 1999, provided however, that said December 31, 1999 date shall be extended by the number of days, if any, that the Outside Date, as defined in Paragraph 3.B of this First Amendment, is extended as the result of Landlord Delays.

    7.   CONSTRUCTION RENT

    A. Commencing as of the Rent Commencement Date (if the Rent Commencement Date is the first day of a calendar month, or otherwise on the first day of the calendar month next following the Rent Commencement Date), and continuing on the first day of each month thereafter throughout the term of the Lease, Tenant shall pay to Landlord, as additional rent, Construction Rent, as hereinafter defined, based upon the amount of the Additional Allowance, as defined in Paragraph 6.A of this First Amendment, actually disbursed by Landlord. Tenant's monthly payments of Construction Rent shall be equal to the amount of equal monthly payments of principal and interest which would be necessary to repay a loan in the amount of the Additional Allowance, together with interest at the rate of eleven (11%) percent per annum, on a level direct reduction basis over a term equal to the term of the Lease in respect of the Additional Premises. Monthly payments of Construction Rent shall be payable at the same time and in the same manner as net Monthly Rent is payable under the Lease.

    B. Construction Rent shall not be abated or reduced for any reason whatsoever (including, without limitation, untenantability of the premises or termination of the Lease). Without limiting the foregoing, the rent abatement provisions of Paragraphs 16, 17.A, and 23.F of the Lease shall not apply to Construction Rent (provided that the provisions of this Subparagraph B shall not affect the operation of said Paragraphs 16, 17.A and 23.F of the Lease in any context other than the payment of Construction Rent).

    C. Since the payment of Construction Rent represents a reimbursement to Landlord of the Additional Allowance, Tenant, if there is any default (beyond the expiration of any applicable grace periods) of any of Tenant's obligations under the Lease (including, without limitation, its obligation to pay Construction Rent), or if the term of this Lease is terminated for any reason whatsoever prior to the termination of the term of the Lease, Tenant shall pay to Landlord, immediately upon demand, the unamortized balance of the Additional Allowance, and Tenant shall have no obligation to pay Construction Rent which would have been payable after such demand. Tenant's obligation to pay the unamortized balance of the Additional Allowance shall be in addition to all other rights and remedies which Landlord has based upon any default of Tenant under the Lease.


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    8.   TENANT'S ADDITIONAL PREMISES WORK

    All of Alterations, as defined in Paragraph 3.A of the Lease, affecting the Additional Premises and all improvements to be made by Tenant to the Additional Premises (collectively referred to herein as "Tenant's Additional Premises Work") shall be performed in accordance with and subject to the provisions of the Lease, including, without limitation, Paragraph 13 and Exhibit D, except:

    A. The fourth sentence of Paragraph 1 of Exhibit D shall have no applicability to the Additional Premises. Landlord hereby approves Robinson, Mills & Williams to act as Tenant's architect in connection with Tenant's Additional Premises Work.

    B. Any contractor engaged by Tenant to perform Tenant's Additional Premises Work shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord hereby approves Toensikoetter & Breeding, Inc. to perform the Additional Premises Work.

    C. Paragraphs 5, 6 and 7 of Exhibit D of the Lease shall have no applicability to the Additional Premises.

    D. For the purposes Paragraph 9 of Exhibit D of the Lease, Tenant's Additional Premises Work shall be substituted in place of Tenant Improvements and the Exterior Improvements.

    E. Tenant shall have the right, to install a bridge or covered walkway ("Bridge Work") between the Existing Premises and the Additional Premises, subject to the following conditions:

         (i) Tenant obtains Landlord's prior written approval of Tenant's plans and specifications with respect to the Bridge Work. Landlord agrees that it will not unreasonably withhold its approval to the Bridge Work, so long as the Bridge Work is, in Landlord's sole, but bona fide business judgment, aesthetically compatible with Landlord's master plan for the Project;

         (ii) Tenant obtains all necessary governmental permits and approvals in connection with the Bridge Work;

         (iii) Tenant pays for one hundred (100%) percent of any increase in real estate or other taxes imposed on the Project arising from the Bridge Work;

         (iv) The Bridge Work is performed at the sole cost and expense of Tenant, except that Tenant shall have the right to use the Additional Allowance


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    (but not the Initial Allowance) for costs incurred by Tenant in connection with the Bridge Work.


         (v) At Landlord's election, Landlord shall, at the termination of the term of the Lease, remove the Bridge Work and restore both the Existing Premises and the Additional Premises to the condition in which they were in immediately preceding the performance of the Bridge Work. The cost of such removal and restoration work shall be shared equally between Landlord and Tenant. Tenant shall, within thirty (30) days of billing therefor, reimburse Landlord for one-half of the cost of such removal and restoration work.

         (vi) Tenant complies with all other provisions of the Lease relating to the performance of alterations and improvements to the premises in performing such work.

         (vii) Tenant shall not be required to pay Net Monthly Rent in respect of the Bridge Work.

         (viii) Tenant's Percentage shall not be adjusted by reason of the Bridge Work.

         (ix) Tenant shall be responsible for maintaining the Bridge Work in good condition throughout the term of the Lease, reasonable wear and tear, fire and other casualty excepted.

    9.   DEFINITION OF BUILDING

    Wherever the term "Building" is used in the Lease, such term shall, with respect to the Additional Premises, be deemed to refer to 3001 Tasman Drive.

    10.  TENANT'S PERCENTAGE

    Tenant's Percentage, as defined in Paragraph 3.S of the Lease, with respect to the Additional Premises, shall be 14.01% (i.e. 56,448 rentable square feet divided by 402,867 rentable square feet).

    11.  WARRANTY COMPONENTS OF THE ADDITIONAL PREMISES

    A. Notwithstanding anything to the contrary herein or in the Lease contained, Landlord hereby agrees that if, with respect to any of the Warranty Components of the Additional Premises, Landlord shall receives written notice from Tenant of the need for repair or replacement of such Warranty Component within the applicable Warranty Period, Landlord shall, at no cost to Tenant, make such repair or replacement as is necessary to maintain such Component in good operating condition, unless the need for


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such repair or replacement arises from the fault, abuse, negligence, or misconduct of Tenant, or Tenant's agents, employees, contractors, or invitees.

    B. For the purposes of this Paragraph 11, the following portions of the Building shall be considered the respective "Warranty Components" and "Warranty Periods":

WARRANTY COMPONENT                    LAST DAY OF WARRANTY PERIOD

Base Building electrical system First anniversary of Rent Commencement Date Base Building plumbing system First anniversary of Rent Commencement Date
Roof system                       First anniversary of Rent Commencement Date
Base Building HVAC system         Six months after Rent Commencement Date

    C. Landlord further agrees that for the period between the date six months after the Rent Commencement Date and the third anniversary of the Rent Commencement Date, if the compressors serving the base Building HVAC fail, and if Landlord receives written notice from Tenant of such failure within such period, Landlord shall, at no cost to Tenant, replace such compressors, unless the need for such repair or replacement arises from the fault, abuse, negligence, or misconduct of Tenant, or Tenant's agents, employees, contractors, or invitees.

    D. Except as set forth in this Paragraph 11, Tenant shall continue to be obligated to pay for all Building Maintenance Expenses and Tenant's Percentage of all Common Area Expenses, each as defined in Paragraph 17 of the Lease.

    12.  ADA COMPLIANCE

    Tenant, at its sole cost and expense (except to the extent that Tenant uses the Tenant Improvement Allowance in respect of the Additional Premises for such purposes pursuant to Paragraph 6 of this First Amendment) shall comply with the ADA (including, the obligation to make any alterations or improvements) so far it affects the Building in which the Additional Premises are located in any way, or Tenant's use of said Building. Landlord, at no cost to Tenant, shall comply with the ADA (including, the obligation to make alterations or improvements), to the extent that: (i) the ADA is in force and effect as of the Execution Date of this First Amendment, and (ii) the ADA requires alterations or improvements to the exterior of the Additional Premises; provided however, that any alterations or improvements required to be made to the doors (including any roll-up doors) to the Additional Premises shall be Tenant's responsibility rather than Landlord's responsibility.

    13.  SIGNAGE

    The first three sentences of Paragraph 20 of the Lease shall have no applicability to the Additional Premises and the following shall be substituted in their place:


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

    "Subject to Tenant's receipt of all necessary governmental approvals, and provided that such signage conforms to Landlord's master plan for the Project and the provisions of Paragraph 20 of the Lease, Tenant may, at is sole cost and expense, install Tenant identification signage on: (i) the Tasman Drive exterior of the Building, (ii) the Old Ironsides Drive exterior of the Building, and (iii) the monument in front of the Building."

    14.  CASUALTY AND TAKING

    A. For the purposes of determining whether either party may exercise its termination rights pursuant to Paragraph 23 of the Lease in the event of a casualty, the Existing Premises and the Additional Premises shall be considered to be separate premises, and, subject to the provisions of Subparagraph C of this Paragraph 14, the termination rights in respect of each portion of the Premises shall be exercised independently and separately from the termination rights with respect to the other portion of the Premises. For example, if there is a casualty which affects the Existing Premises which would give the Landlord the right to terminate the Lease in respect of the Existing Premises but that casualty does not affect the Additional Premises, then, based upon such casualty, Landlord shall have the right to terminate the Lease with respect to the Existing Premises, but Landlord shall not have the right to terminate the Lease with respect the Additional Premises.

    B. For the purposes of determining whether the Lease shall terminate pursuant to Paragraph 24 of the Lease in the event of a taking, the Existing Premises and the Additional Premises shall be considered to be separate premises, and, subject to the provisions of Subparagraph C of this Paragraph 14, a taking affecting only one of the portion of the Premises shall not cause the termination of the Lease with respect to the other portion of the Premises.

    C. Notwithstanding the provisions of Subparagraphs A and B of this Paragraph 14, in the event of a casualty or taking which affects the Existing Premises which would give Tenant the right to terminate the Lease in respect of the Existing Premises, but that casualty does not affect the Additional Premises, Tenant shall nevertheless have the right to terminate the Lease in respect of the Additional Premises, at the same time that Tenant exercises its right to terminate the Lease in respect of the Existing Premises. Such termination of the term of the Lease of the Additional Premises shall be effective as of the same date that the term of the Lease of the Existing Premises terminates.

    15.  SUBLETTING

    A. It is the intention of the parties that, subject to obtaining Landlord's prior written consent in accordance with Paragraph 25 of the Lease and the other provisions of Paragraph 25 of the Lease, Tenant may, not later than the third anniversary of the Rent

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

Commencement Date, enter into a sublease or subleases aggregating up of to 28,224 rentable square feet of the Additional Premises without Landlord having the right to recapture the premises proposed to be so subleased. Therefore, in addition to Tenant's rights under Paragraph 25, Tenant shall have the following supplemental rights with respect to the Additional
Premises:

         (i) For the purposes of this Paragraph 15, "Non-Recapture Subleases" shall be defined as a sublease or subleases subleasing portions of the Additional Premises which contain, in the aggregate, no more than 28,224 rentable square feet, and which is entered into by Tenant and approved by Landlord on or before the third anniversary of the Rent Commencement Date.

         (ii) Landlord shall not have the right to elect the options set forth in clauses (i) and (ii) of Paragraph 25.D of the Lease with respect to Non-Recapture Subleases; and the last sentence of Paragraph 25.D of the Lease shall not apply to Non-Recapture Subleases.

    B. In lieu of the third and fourth sentences of Paragraph 25.D of the Lease, the following shall apply to the Additional Premises:

    "If Landlord consents to the Sublet with respect to the Additional Premises, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon substantially the same terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 25.C, subject, however, at Landlord's election, to the condition, that forty (40%) percent of any excess of the Subrent over the Rent required to be paid by Tenant under this Lease ("Excess Rental") shall be paid to Landlord. In determining the Excess Rental Tenant shall first be allowed to recover, out of any such Excess, the following costs in connection with any such Sublet before any Excess Rental is paid to
Landlord: cost of leasehold improvements made for the benefit of the proposed Subtenant, architectural and engineering fees in connection with any such Sublet, and brokerage commissions and legal fees in connection with such Sublet. In addition, to the extent that the portion of the Additional Premises is improved by leasehold improvements funded by Tenant prior to such Sublet, and such leasehold improvements are used by the Subtenant, the unamortized (i.e. on a straight-line basis over the initial term of this Lease) cost of such leasehold improvements may also be deducted out of any Excess before any Excess Rental is paid to Landlord (i.e. this sentence shall have no effect if leasehold improvements paid for by Tenant in the portion of the Additional Premises to be subleased are demolished so that new leasehold improvements can be made).

    16.  ADDITIONAL LETTER OF CREDIT

    Whereas Landlord is unwilling to lease the Additional Premises to Tenant unless Tenant provides additional security for Tenant's obligations under the Lease, Tenant shall, on or before the Rent Commencement Date, deposit with Landlord an irrevocable letter of credit ("Additional Letter of Credit") in the amount of Fifty Thousand ($50,000.00) Dollars issued by a bank (other than Silicon Valley
Bank) acceptable to Landlord in Landlord's sole discretion as security for the full and faithful performance of Tenant's obligations under the Lease. Landlord hereby approves both Wells Fargo and Bank of America as issuing banks for such Additional Letter of Credit. The provisions of Paragraph 7.B shall apply to the Additional Letter of Credit. Landlord shall have no obligation to proceed against any security which it holds for Tenant's obligations under the Lease in any particular order.

    17.  BROKERAGE

    The first sentence of Paragraph 35 of the Lease shall have no applicability to this First Amendment, and in lieu thereof, the following shall apply:

    "Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment, except for Investment Development Services, Inc. and Ernst & Young LLP, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease."

    18.  PARKING

    The second and third sentences of Paragraph 38 of the Lease shall have no applicability to the Additional Premises, and in lieu thereof, the following shall apply:

    "Tenant shall have the right, as appurtenant to its demise of the Additional Premises, to use up to two hundred twenty-eight (228) parking spaces within the Project, twenty-five (25) of which shall be reserved spaces and the remaining two hundred three (203) spaces shall be non-exclusive, unreserved spaces. Tenant shall be permitted to locate such unreserved parking spaces anywhere within the area shown on Exhibit G, First Amendment."

    19.  TENANT'S RIGHT OF FIRST OFFER

    Since the Additional Premises constitute the Additional Space, as defined in Paragraph 39, Tenant desires to be provided with further expansion rights. Therefore, the first sentence of Paragraph 39 of the Lease is hereby deleted in its entirety and the following is substituted in its place:

    "Provided that Tenant is not in default hereunder at the time of exercise, during the initial Term of the Lease, and so long as, at the time of exercise, Silicon Valley Bank itself occupies the entirety of the premises then demised to Tenant, Tenant shall have the right of first offer to lease Building 1 and/or Building 5, as shown on Exhibit G attached hereto on the following terms and conditions. Each Building contains approximately

56,400 square feet of rentable area and shall, for the purposes of Paragraph 39 of the Lease, be considered to be an Additional Space."

    20. As hereby amended, the Lease is ratified, confirmed, and approved in all respects.

    EXECUTED as of the date first above written.

    LANDLORD:
    BEACON PROPERTIES, L.P.
    By BEACON PROPERTIES CORPORATION,
         General Partner

    By   /s/ Douglas S. Mitchell            Date Signed:    7/22/97
       -----------------------------                     ------------
         Douglas S. Mitchell
         Senior Vice President

    TENANT:
    SILICON VALLEY BANK

    By   /s/ John C. Dean                   Date Signed:    7/16/97
       -----------------------------                     ------------
         John C. Dean
         Chief Executive Officer

    By   /s/ Adele G. Francisco             Date Signed:    7/16/97
       -----------------------------                     ------------
         Adele G. Francisco
         Executive Vice President



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